Exhibits  5  and  8
-------------------
                            Lawrence J. Gagnon, Esq.
                               lgagnon@arenet.net
                           3061 Commerce Dr., Suite 1
                             Fort Gratiot, MI 48059
                                 (810) 385-6240
                               Fax: (810) 385-7446

                                  March 7, 2003

SEMCO  Energy,  Inc.
28470  13  Mile  Road
Suite  300
Farmington  Hills,  MI  48334


     SEMCO Energy, Inc., a Michigan corporation (the "Company"), is about to file with the Securities and Exchange Commission, under Securities Act of 1933, as amended, a Registration Statement, Form S-3, registering 2,000,000 shares of Common Stock, $1 par value (the "Common Stock") to be issued and sold pursuant to a Direct Stock Purchase and Dividend Reinvestment Plan ("the Plan"). Such Registration Statement is hereinafter referred to as the "Registration Statement" and the Prospectus which is a part of the Registration Statement is hereinafter referred to as the "Prospectus".

     I have examined the Registration Statement and have reviewed statements and information from officers and representatives of the Company and have made such other investigations of fact and law as I have deemed necessary as a basis for the opinions hereafter expressed.

     As  counsel  for  the  Company  in  this  matter,  it  is  my opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Michigan with corporate power to carry out its business as described in the Prospectus.

     2. When the Registration Statement has become effective, any applicable state security law has been complied with, and the Common Stock has been issued and sold as contemplated in the Registration Statement and in the Prospectus, the Common Stock will be legally issued, fully paid and non-assessable.

     3.   The  statements  made  in the Registration Statement under the heading
"Federal  Income  Tax  Matters"  are  correct.

     This opinion does not address the necessity, if any, for any person involved in the administration or effectuation of the Plan, including the sale of Common Stock pursuant to the Plan, to register or otherwise qualify as a broker, dealer, salesman, agent and/or other entity pursuant to the requirements of any federal or state law (including without limitation state blue-sky laws, the Securities Act of 1933 and the Securities Exchange Act of 1934). To the extent that such registration or other qualification affects the validity of this opinion, this opinion is contingent on the proper and timely perfection of such registration or qualification. Defined terms used herein, but not defined herein, have the meaning given to them in the Registration Statement and Prospectus.

     I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement.

                                       Sincerely,

                                       Lawrence  J.  Gagnon

LJG:sla